Evolus Announces Preliminary, Unaudited, Fourth Quarter and Full Year 2020 Net Revenue
Q4 2020 Net Revenue of $20.6 Million Increased 16% Over Q3 2020

Newport Beach, Calif., February 23, 2021 – Evolus, Inc. (NASDAQ: EOLS) today announced its preliminary, unaudited, net revenues for the fourth quarter and full year ended December 31, 2020. The preliminary unaudited results described in this press release are estimates only and are subject to revision until the company reports its full financial results for the fourth quarter and full year 2020.

“We delivered another quarter of strong sales despite the backdrop of litigation and the challenging COVID-19 environment. In the fourth quarter, ordering accounts grew to more than 5,600 since launch, and re-order rates reached an all-time high, both of which are indicators of strong adoption and anticipated future Jeuveau® demand,” said David Moatazedi, President and Chief Executive Officer. “Last Friday, we announced full resolution of the International Trade Commission case and all other legal matters between Abbvie, Medytox and Evolus. We believe increased competition and options benefit all market participants. I would like to thank our customers and employees for their unwavering support through this difficult time.”

“During the 60-day ITC Presidential Review period, we increased customer pricing significantly due to the bond amount required to keep Jeuveau® on the market. As a result, we generated nominal revenue from mid-December 2020 through mid-February 2021.”

Preliminary, Unaudited, Results

•$20.6 million in total net revenues for the fourth quarter of 2020.
•$56.5 million in total net revenues for the full year 2020 consisting of $55.8 million of U.S. Jeuveau® revenue and $0.7 million of revenue from international sales.

Key Business Highlights

•Jeuveau® purchasing account base increased by more than 2,000 accounts in 2020 with re-order rates achieving an all-time high of 71.6%1 in the fourth quarter of 2020.
•Robust adoption of consumer loyalty program with more than 110,000 consumers enrolled since launch in May 2020.
•Continued leverage of proprietary digital platform with 75% of orders in 2020 originating from the Evolus Practice App.

About Evolus, Inc.

Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus' unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

Jeuveau® is a registered trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

1 Represents cumulative statistics from the launch of Jeuveau® in May 2019.

Evolus, Inc. Contacts:

Investor Contact:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Media Contact:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com

Forward-Looking Statements

This statement contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements related to the company’s preliminary financial and operational results for the fourth quarter and full year 2020 and statements made by Mr. Moatazedi including the market adoption and future Jeuveau® demand, and the impact of the 60-day bond period on net revenues.

Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. The preliminary financial results for Evolus’ fourth quarter and full year 2020 included in this press release are preliminary and unaudited and have not been reviewed by Evolus’ independent registered public accounting firm. While such information represents the most current information available to management, Evolus’ actual results for these periods may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the audit by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to comply with all terms under the settlement agreements entered into with Allergan, Inc., Allergan Limited and Medytox, Inc., the possibility that Daewoong may be unable or unwilling to meet its indemnification or supply obligations, or that any recovery we receive from Daewoong will not be sufficient to address all of our losses, costs, expenses, liabilities and damages. Additional risks and uncertainties related to Evolus and our business include the continued impact of COVID-19 on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as filed with the Securities and Exchange Commission on October 29, 2020, which is available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.